UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012 (February 6, 2012)

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

333-135585 (Commission File Number)	65-0958798 (IRS Employer Identification No.)
8000 North Federal Highway Boca Raton, Florida (principal executive offices)	33487 (Zip Code)

Registrant's telephone number, including area code: 561-939-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Departure of CEO and Director

On February 6, 2012, Dana Waldman resigned as the registrant’s Chief Executive Officer and a member of the board of directors.

(c)

Appointment of CEO

Larry Reid, age 67, the registrant’s current Chief Financial Officer, was appointed by the board of directors to serve as CEO effective February 6, 2012.

Mr. Reid has been a member of the board of directors since 1999 and CFO since March 2005.  He served as President from September 2006 to July 2011.  He was also the President from 1999 to March 2005, at which time he became the Executive Vice President and CFO.  From December 2001 until September 2005, Mr. Reid was the CFO and a director of Connectivity Inc., which was primarily engaged in the manufacture and distribution of emergency call boxes. In April 2003, Connectivity Inc. was acquired by Arrow Resources Development, Inc. at which time Mr. Reid became the Executive Vice President and a director of that company.

On September 30, 2011, the registrant issued 4,517,778 restricted shares of common stock to Mr. Reid in lieu of accrued consulting fees of $26,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARTRONIC, INC. (Registrant)

Date: February 9, 2012	/s/ Larry Reid
By: Larry Reid, Its: Chief Executive Officer and Chief Financial Officer